UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 28, 2007
_______________________________

REOSTAR ENERGY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
_______________________________

Nevada	000-52316	20-8428738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3880 Hulen Avenue
Forth Worth, Texas 76107
(Address of principal executive offices)

(817) 989-7367
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01    Entry into a Material Definitive Agreement.

              On September 28, 2007, ReoStar Energy Corporation entered into a Purchase and Sale Agreement with Vern Wilson Energy, Inc, a Texas corporation ("WEI"). The agreement provides for the purchase by ReoStar Energy from WEI of its working interests in certain oil and gas leases located in Texas and Louisiana, a service rig, and other equipment. As consideration, ReoStar Energy agreed to pay WEI $159,000 in cash and to issue to WEI 240,000 shares of its common stock. WEI agreed to have all liabilities associated with the purchased properties paid in full. The agreement contains customary representations and warranties by WEI regarding the purchased properties and its authority to effect the transaction.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

              (b)  Brett Bennett resigned from the Board of Directors of ReoStar Energy effective October 1, 2007. Mr. Bennett is the company's vice president and will continue to serve in such capacity.

              (c)  On October 1, 2007, the Board of Directors of ReoStar Energy appointed Joe Bill Bennett as the chief operating officer of the company. Joe Bill Bennett is the father of the company's current vice president and former director, Brett Bennett.

              Joe Bill Bennett has been involved in the oil industry as an independent oil and gas operator in North Texas for the past 40 years and is experienced in developing exploration projects, drilling and completing wells, and managing all phases of operations. He served in key management positions of various oil and gas companies, where he directed the development of exploration projects and also managed the operations of the properties. Mr. Bennett also served on the board of directors of Matrix Energy Services Corporation (formerly Power Exploration), a publicly traded company involved in the re-development of partially depleted oil fields. Mr. Bennett has been the president of Rife Energy Operating since April 2002, where he is engaged in developing the technologies and exploitation techniques related to the oil window of the Barnett Shale. Mr. Bennett attended the University of Texas at Austin studying petroleum engineering.

              (d)  On October 1, 2007, the Board of Directors of ReoStar Energy elected Joe Bill Bennett as a director of the company to fill the vacancy created by Brett Bennett's resignation.

Item 9.01    Financial Statements and Exhibits.

              (d)  Exhibits.

10.1	Purchase and Sale Agreement by and between ReoStar Energy Corporation and Vern Wilson Energy, Inc. dated September 28, 2007.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
REOSTAR ENERGY CORPORATION

Dated: October 4, 2007	/s/ Mark S. Zouvas
Mark S. Zouvas, Chief Executive Officer